UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ITC Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITC Holdings Corp. First Quarter 2016 Investor Call April 28, 2016

This presentation contain certain statements that describe ITC Holdings Corp. (“ITC”) management’s beliefs concerning the proposed transaction involving ITC and Fortis, Inc. (“Fortis”) and ITC’s future business conditions and prospects, growth opportunities and the outlook for ITC’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, ITC has identified these forward-looking statements by words such as “will”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions ITC management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause ITC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in ITC’s annual report on Form 10-K and ITC’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document and in subsequent filings with the SEC): (i) risks inherent in the contemplated transaction, including: (A) failure to obtain approval by ITC’s shareholders; (B) failure to obtain regulatory approvals necessary to consummate the transaction or to obtain regulatory approvals on favorable terms; (C) the ability to obtain the required financings; (D) delays in consummating the transaction or the failure to consummate the transactions; and (E) exceeding the expected costs of the transactions; (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements. Because ITC’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond ITC’s control or are subject to change, actual results could be materially different and any or all of ITC’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions ITC might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in ITC’s annual and quarterly reports will be important in determining future results. Consequently, ITC cannot assure you that ITC’s expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, ITC undertakes no obligation to publicly update any of ITC’s forward-looking or other statements, whether as a result of new information, future events, or otherwise. The transaction is subject to certain conditions precedent, including regulatory approvals, approval of ITC’s shareholders and the availability of financing. ITC cannot provide any assurance that the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. Safe Harbor Language & Legal Disclosure 2

ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of ITC by Fortis. In connection with this proposed merger, Fortis has filed with the SEC a registration statement on Form F-4 that includes the proxy statement of ITC and also constitutes a prospectus of Fortis. This communication is not a substitute for the proxy statement/prospectus or any other document ITC filed or to be filed with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF ITC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ITC, FORTIS, THE PROPOSED MERGER AND RELATED MATTERS. The definitive proxy statement/prospectus will be mailed to shareholders of ITC. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from ITC upon written request to ITC, Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000. PARTICIPANTS IN SOLICITATION ITC and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of ITC in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of ITC may be found (when available) in its 2015 Annual Report on Form 10-K, its Proxy Statement on Schedule 14A relating to its 2016 Annual Meeting of Shareholders and its Proxy Statement on Schedule 14A relating to its 2016 Special Meeting of Shareholders, in each case as filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Safe Harbor Language & Legal Disclosure 3

Q1 2016 Highlights

Q1 2016 Highlights 5 Solid Operational Performance Operational performance remained strong in the first quarter The new Temple substation that will support the load requirement of the new Red Wings stadium was completed in February Reliability, system capacity and customer interconnection projects are in-progress Steady Financials Capital investments of ~$176.6 million for the three months ended March 31, 2016 Q1 2016 operating earnings of $0.55 per diluted share vs. $0.47 per diluted share for Q1 2015 Q1 2016 reported earnings $0.42 per diluted share vs. $0.43 per diluted share for Q1 2015 Healthy Balance Sheet As of March 31, 2016, total liquidity position was approximately $775 million On April 7, 2016, amended revolving credit facilities with unanimous support to consummate the transaction On April 15, 2016, Moody’s affirmed the issuer ratings and outlook of ITC and its regulatory operating subsidiaries On April 26, 2016, METC issued $200 million aggregate principal amount of 3.90% Senior Secured notes due 2046

Q1 2016 Financial Results 6 Increase in operating earnings per diluted share for the quarter primarily driven by higher rate base and lower non-recoverable bonus payment expenses These beneficial factors were partially offset by the impact of electing bonus depreciation at all of our operating subsidiaries 2016 2015 Increase / (Decrease) Reported Diluted EPS (GAAP) $ 0.42 $ 0.43 $ (0.01) After-tax regulatory charges - 0.01 (0.01) After-tax MISO regional base ROE rate refund liability 0.07 0.03 0.04 After-tax Fortis transaction related expenses 0.06 - 0.06 Operating Diluted EPS (non-GAAP) $ 0.55 $ 0.47 $ 0.08 Three Months Ended March 31,

Q1 2016 Balance Sheet Activities Operating cash flow of ~$88 million for the three months ended March 31, 2016 with total liquidity position of ~$775 million 7 As of March 31, 2016 ($ in millions) Total Revolver Capacity Revolver Capacity Outstanding Undrawn Revolver Capacity ITC Holdings $ 400.0 $ 7.0 $ 393.0 ITC Transmission 100.0 61.1 38.9 METC 100.0 12.4 87.6 ITC Midwest 250.0 90.8 159.2 ITC Great Plains 150.0 61.5 88.5 Total $ 1,000.0 $ 232.8 $ 767.2 Cash on Hand 8.2 Total Liquidity $ 775.4

2016 Capital Investments $’s in millions Total capital investments of $176.6 million Results in March 31, 2016 total ending rate base and CWIP balance of ~$5.6 billion 8 ~$5.6 billion total ending rate base + CWIP ITC Transmission $ 41.1 METC 47.0 ITC Midwest 74.8 ITC Great Plains 13.7 Development - Total Capital Investments $ 176.6 Capital Investments – March 31, 2016

9 Illustrative Transaction Timeline / Status Update

Appendix

Q1 2016 Financial Results Operating Earnings Reconciliation 11 $’s in thousands 2016 2015 Increase / (Decrease) Reported Net Income (GAAP) $ 64,237 $ 67,132 $ (2,895) After-tax regulatory charges 29 1,083 (1,054) After-tax MISO regional base ROE rate refund liability 11,531 4,842 6,689 After-tax Fortis transaction related expenses 8,654 - 8,654 Operating Earnings (non-GAAP) $ 84,451 $ 73,057 $ 11,394 Three Months Ended March 31,

Investor Relations Contacts 12 Stephanie Amaimo – Director, Investor Relations Office: 248.946.3572 Email: samaimo@itctransco.com Rachelle Richards – Principal Analyst, Investor Relations Office: 248.946.3618 Email: rrichards@itctransco.com